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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                      CURRENT REPORT
                           Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):  February 4, 2000

                                THE TITAN CORPORATION
                (Exact name of registrant as specified in its charter)

                                  Delaware
                 (State or other jurisdiction of incorporation)

                 001-06035                           95-2588754
          (Commission File No.)              (IRS Employer Identification No.)


                                 3033 Science Park
                          San Diego, California 92121-1199
                   (Address of principal executive offices and zip code)


            Registrant's telephone number, including area code: (858) 552-9500



ITEM 5.  OTHER EVENTS.

We are filing the following information with the Securities and Exchange Commission for purposes of complying with Rule 135c under the Securities Act of 1933, as amended.

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     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

         99.1 Press Release announcing offering of $200 million of convertible preferred securities dated as of February 4, 2000.




                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 8, 2000                  THE TITAN CORPORATION
                                          a Delaware Corporation


                                          By: /s/ Cheryl L. Barr
                                          Assistant General Counsel
                                          and Assistant Secretary